FIRST AMENDMENT TO AGREEMENT

This First Amendment (the "Amendment") to Agreement between Global Telesat Corp. ("GTC") and Sanswire Corp. ("Sanswire") is effective on the date fully executed by both parties ("Effective Date"), and is entered into by and between GTC, a Virginia corporation with offices at 51 Lyon Ridge Road, Katonah, New York 10536 and Sanswire, a Delaware corporation with offices at State Road 405, Building M6-306A, Room 1400, Kennedy Space Center, FL 32815.

WHEREAS, GTC and Sanswire entered into that certain Agreement dated April 27, 2010 (the "Agreement").

WHEREAS, GTC and Sanswire now desire to amend the terms of the Agreement as more particularly set forth below:

NOW, THEREFORE, in consideration of the mutual promises and consideration contained herein, the parties agreed as follows:

1. The address for Sanswire Corp. in the first paragraph shall hereby be amended to read "State Road 405, Building M6-306A, Room 1400, Kennedy Space Center, FL 32815."

2. The third sentence of Section 1.3 of the Agreement is hereby amended and restated in its entirety and shall hereafter be and read as follows: "Sanswire will engage an engineering contractor approved by GTC to complete all of such development work and has estimated that the development activities will be completed no later than December 30, 2011."

3. The first sentence of ARTICLE 3 of the Agreement is hereby amended and restated in its entirety and shall hereafter be and read as follows: "Sanswire hereby grants GTC the exclusive right, at any time prior to December 31, 2011, to notify Sanswire that it will purchase Sanswire's remaining fifty percent (50%) ownership interest in the Airship (SkySat Serial No. 0001) for $750,000 (the "Option Price")."

4. Section 7.3(ii) of the Agreement is hereby amended and restated in its entirety and shall hereafter be and read as follows:

Sanswire Corp.
State Road 405, Building M6-306A, Room 1400
Kennedy Space Center, FL 32815
Attn: General Counsel

Mailing Address:
Mail Code: SWC
Kennedy Space Center, FL 32899
Attn: General Counsel

5. Except as provided in this Amendment, all terms used in this Amendment that are not otherwise defined shall have the respective meanings ascribed to such terms in the Agreement.

6. This Amendment embodies the entire agreement between GTC and Sanswire with respect to the amendment of the Agreement. In the event of any conflict or inconsistency between the provisions of the Agreement and this Amendment, the provisions of this Amendment shall control and govern.

7. Except as specifically modified and amended herein, all of the terms, provisions, requirements and specifications contained in the Agreement remain in full force and effect. Except as otherwise expressly provided herein, the parties do not intend to, and the execution of this Amendment shall not, in any manner impair the Agreement, the purpose of this Amendment being simply to amend and ratify the Agreement, as hereby amended and ratified, and to confirm and carry forward the Agreement, as hereby amended, in full force and effect.

8. This Amendment shall be construed and governed by the laws of the State of New York.

IN WITNESS WHEREOF, GTC and Sanswire have executed and delivered this Amendment effective as of the Effective Date.

GLOBAL TELESAT CORP.

By: David Phipps

Name: David Phipps

Title: President and Chief Executive Officer

Date: December 17, 2010

SANSWIRE CORP.

By: ____________________

Name: Glenn D. Estrella

Title: President and Chief Executive Officer

Date: December 20, 2010